Exhibit (a)(1)(B)

Letter of Transmittal

To Tender Shares of Common Stock

of

Convio, Inc.

at

$16.00 Net Per Share

by

Caribou Acquisition Corporation,

a wholly owned subsidiary of

Blackbaud, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, FEBRUARY 22, 2012, UNLESS THE OFFER IS EXTENDED

The Depositary for the Offer Is:

By Mail: Computershare Inc. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Facsimile Transmission: (For Eligible Institutions Only) (617) 360-6810 Confirm by Telephone: (781) 575-2332	By Overnight Courier: Computershare Inc. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

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Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the depositary.

DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on Share Certificate(s))	Shares Tendered (Attach additional signed list if necessary)
	Certificate Number(s)*	Number of Shares Represented by Certificate(s)*

Total Number of Shares Tendered Represented by Book Shares/Direct Registration Shares or Certificate(s)
* Neednot be completed if transfer is made by book-entry transfer.

☐	PLEASE CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN THE BOOK-ENTRY TRANSFER FACILITY MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution:

Account Information:

Transaction Code Number:

☐	PLEASE CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY, ENCLOSE A PHOTOCOPY OF SUCH NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

Name of Registered Owner(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

If delivered by book-entry transfer check box:

Account Number:

Transaction Code Number:

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SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 3, 4, 6 and 7)

To be completed ONLY if the check for the purchase price of Shares tendered and accepted for payment and/or certificates for Shares not tendered or not accepted for payment is/are to be issued in the name of someone other than the undersigned.

PLEASE ALSO COMPLETE FORM W-9 (ENCLOSED) AND SEE INSTRUCTION 3 REGARDING SIGNATURE GUARANTEE.

SPECIAL DELIVERY INSTRUCTIONS

(See Instruction 4)

To be completed ONLY if the check for the purchase price of Shares tendered and accepted for payment and/or certificates for Shares not tendered or not accepted for payment is/are to be sent to someone other than the undersigned or to the undersigned at an address other than that above.

Issued: ☐ Check ☐ Certificate(s) to:	Issued: ☐ Check ☐ Certificate(s) to:

Name:	Name:
(Please Print)	(Please Print)

Address:	Address:

(Include Zip Code)	(Include Zip Code)

(Tax Identification or Social Security Number)	(Tax Identification or Social Security Number)

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NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

Ladies and Gentlemen:

The undersigned stockholder hereby tenders to Caribou Acquisition Corporation (“Purchaser”), a Delaware corporation and a wholly owned subsidiary of Blackbaud, Inc., the specified shares of common stock, par value $0.001 per share (the “Shares”), of Convio, Inc. (the “Company”), a Delaware corporation, pursuant to Purchaser’s offer to purchase all of the issued and outstanding Shares at $16.00 per share, net to the seller in cash, without interest thereon (the “Purchase Price”) (subject to applicable withholding taxes), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 25, 2012 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together, as each may be amended or supplemented from time to time, constitute the “Offer”). The “Expiration Date” of the Offer is 12:00 midnight, New York City time, on Wednesday, February 22, 2012, unless the initial period of the Offer is extended, in which case “Expiration Date” shall mean such subsequent time and date to which the expiration of the Offer is extended.

Subject to, and effective upon, acceptance for payment of the Shares tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of, Purchaser all right, title and interest in and to all the Shares that are being tendered hereby and that are being accepted for purchase pursuant to the Offer (and any and all dividends, distributions, other Shares or other securities or rights issued or issuable in respect of such Shares on or after the Expiration Date) and irrevocably constitutes and appoints Computershare (the “Depositary”) the true and lawful attorney-in-fact and proxy of the undersigned with respect to such Shares (and any such dividends, distributions, other Shares or securities or rights), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) deliver certificates for such Shares (and any such other dividends, distributions, other Shares or securities or rights) or transfer ownership of such Shares (and any such other dividends, distributions, other Shares or securities or rights), together, in either such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, the Purchaser, upon receipt by the Depositary, as the undersigned’s agent, of the Purchase Price, (ii) present such Shares (and any such other dividends, distributions, other Shares or securities or rights) for transfer on the books of the Company, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and any such other dividends, distributions, other Shares or securities or rights), all in accordance with the terms of the Offer.

The undersigned hereby irrevocably appoints Purchaser and its designees as the undersigned’s attorneys-in-fact and proxies, in the manner set forth in the Letter of Transmittal, each with full power of substitution, to the full extent of the undersigned’s rights with respect to (i) the Shares tendered by the undersigned and accepted for payment by Purchaser and (ii) any and all noncash dividends, distributions, rights or other securities issued or issuable on or after the date of the Offer to Purchase in respect of such tendered and accepted Shares. All such proxies shall be considered coupled with an interest in the tendered Shares. This appointment will be effective if, when and only to the extent that Purchaser accepts such Shares for payment pursuant to the Offer. Upon such acceptance for payment, all prior proxies given by the undersigned with respect to such Shares and other securities will, without further action, be revoked, and no subsequent proxies may be given nor any subsequent written consents executed (and, if given or executed, will not be deemed effective).

The undersigned hereby represents and warrants that: (i) the undersigned has full power and authority to tender, sell, assign and transfer the tendered Shares (and any and all dividends, distributions, other Shares or other securities or rights issued or issuable in respect of such Shares on or after the Expiration Date); (ii) when and to the extent Purchaser accepts the Shares for purchase, Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, proxies, encumbrances or other obligations relating to their sale or transfer, and not subject to any adverse claim; (iii) on request, the undersigned

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will execute and deliver any additional documents deemed by the Depositary or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the tendered Shares (and any and all dividends, distributions, other Shares or securities or rights issued or issuable in respect of such Shares on or after the Expiration Date); and (iv) the undersigned has read and agreed to all of the terms of the Offer.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Notwithstanding anything to the contrary herein, Shares tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date in accordance with Section 4, “Withdrawal Rights,” of the Offer to Purchase. After the Expiration Date, tenders made pursuant to the Offer will be irrevocable except as provided in the Offer to Purchase.

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IMPORTANT

STOCKHOLDERS(S) SIGN HERE

(Also complete the enclosed IRS Form W-9)

(Signature(s) of Stockholder(s))

(Signature(s) of Stockholder(s))

Must be signed by registered holder(s) exactly as name(s) appear(s) on certificate(s) for the Shares or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith.

IF SIGNATURE IS BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OF A CORPORATION OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, PLEASE PROVIDE THE FOLLOWING AND SEE INSTRUCTION 2.

Dated:             ,

Name (s):
(Please Print)

Capacity (Full Title):

Address:
(Including Zip Code)

Daytime Area Code and Telephone Number:

Employer Identification or Social Security Number:
(See the enclosed IRS Form W-9)

IF REQUIRED, GUARANTEE OF SIGNATURE(S) (See Instruction 3)
Authorized Signature:

Name:

(Please Print)

Title:
(Please Print)

Name of Firm:

Address:
(Include Zip Code)

Daytime Area Code and Telephone Number:

Dated:             ,

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INSTRUCTIONS FOR TENDERING CERTIFICATES

(Please read carefully the instructions below)

1. Method of Delivery: Your old certificate(s) and the Letter of Transmittal must be sent or delivered to Computershare Inc. (the “Depositary”). Do not send your certificates to Blackbaud, Inc. or the Company. The method of delivery of certificates to be tendered to the Depositary at the address set forth on the front of this Letter of Transmittal is at the option and risk of the tendering stockholder. Delivery will be deemed effective only when received. If you submit this Letter of Transmittal by facsimile transmission, you must also send or deliver your certificate(s) with a copy of the Letter of Transmittal in order to receive payment. If the certificate(s) are sent by mail, it is suggested that they be sent via registered mail with return receipt requested and proper insurance.

2. Payment in the Same Name: If the check and stock certificate are issued in the same name as the tendered certificate is registered, the Letter of Transmittal should be completed and signed exactly as the tendered certificate is registered. Do not sign the stock certificate(s). Signature guarantees are not required if the certificate(s) surrendered herewith are submitted by the registered owner of such shares who has not completed the section entitled “Special Payment Instructions” or are for the account of a financial institution (including most commercial banks, saving associations, credit unions and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Exchange Act) (each an “Eligible Institution”). If any of the shares tendered hereby are owned by two or more joint owners, all such owners must sign this Letter of Transmittal exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations. Letters of Transmittal executed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer’s authority to act.

3. Payment in Different Name: If the section entitled “Special Payment Instructions” is completed, then signatures on this Letter of Transmittal must be guaranteed by a firm that is an Eligible Institution. If the tendered certificates are registered in the name of a person other than the signer of this Letter of Transmittal, or if payment is to be made to a person other than the signer of this Letter of Transmittal, or if the payment is to be made to a person other than the registered owner(s), then the tendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

4. Special Payment and Delivery Instructions: Indicate the name in which and address to which the check is to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal. If Special Payment Instructions have been completed, an IRS Form W-9 must also be completed for the person named therein, and that person will be considered the record owner.

5. Letter of Transmittal Required; Surrender of Certificate(s); Lost Certificate(s): You will not receive your check unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Depositary, together with the certificate(s) evidencing your shares and any required accompanying evidences of authority. If your certificate(s) has been lost, stolen, misplaced or destroyed, contact Computershare for instructions at (800)736-3001 before submitting your certificates for exchange. Any Company stockholder who has lost certificates should make arrangements (which may include the posting of a bond or other satisfactory indemnification and an affidavit of loss) to replace lost certificates. Such arrangements should be made with Computershare.

6. Form W-9: Under the federal income tax law, a nonexempt stockholder is required to provide the Depositary with the stockholder’s correct Taxpayer Identification Number (“TIN”) on the enclosed Form W-9 (for U.S. stockholders) or provide a completed Form W-8BEN (for non-U.S. stockholders). If the certificate(s)

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are in more than one name or are not in the name of the actual owner, consult the Guidelines for Certification of Taxpayer Identification Number on the enclosed Form W-9 for additional guidance on which number to report. Failure to provide the information on the form may subject the tendering stockholder to 28% backup withholding on the payment of any cash. If a tendering stockholder has applied for a TIN but has not provided a TIN to the Depositary before payment is made, the Depositary will withhold 28% on all payments to the stockholder of any cash consideration due for the Shares. Please review the enclosed instructions for Form W-9 under the heading “Part I. Taxpayer Identification Number (TIN)” and the referenced chart therein for additional details on what TIN to give the Depositary.

7. Stock Transfer Taxes: If payment is to be made to any person other than the registered holder, or if surrendered certificates are registered in the name of any person other than the person(s) signing the Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder or such person) payable as a result of the transfer to such person will be deducted from the payment for such securities if satisfactory evidence of the payment of any such taxes, or exemption therefrom, is not submitted. Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in the Letter of Transmittal.

All questions as to the validity, form and eligibility of any surrender of certificates will be determined by the Depositary and Blackbaud, Inc., and such determination shall be final and binding. The Depositary and Blackbaud, Inc. reserve the right to waive any irregularities or defects in the surrender of any certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived.

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IMPORTANT TAX INFORMATION

Under current U.S. federal income tax law, a stockholder who tenders the Company’s stock certificates that are accepted for payment may be subject to backup withholding. In order to avoid such backup withholding, the stockholder must provide the Depositary with such stockholder’s correct taxpayer identification number (“TIN”) and certify that such stockholder is not subject to such backup withholding by completing the Form W-9 provided herewith. In general, if a stockholder is an individual, the TIN is the Social Security number of such individual. If the Depositary is not provided with the correct TIN, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service for failure to furnish the TIN, or a $500 penalty and/or criminal penalties for providing false information. For further information concerning backup withholding and instructions for completing the Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Form W-9 if the Company’s stock certificates are held in more than one name), consult the enclosed instructions to Form W-9 under the headings “What is backup withholding?”, “Name” (concerning joint owners) and “Exempt Payee.”

Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Depositary that a foreign individual qualifies as an exempt recipient, such stockholder must submit a statement, signed under penalties of perjury, attesting to that individual’s exempt status, on a properly completed Form W-8BEN, or other appropriate W-8 series form. Such statements can be obtained from the Depositary.

Failure to complete the Form W-9 will not, by itself, cause the Company’s stock certificates to be deemed invalidly tendered, but may require the Depositary to withhold a portion of the amount of any payments made pursuant to the merger. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service.

NOTE: FAILURE TO COMPLETE AND RETURN THE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED INSTRUCTIONS TO FORM W-9 FOR ADDITIONAL DETAILS REGARDING CERTIFICATION OF YOUR TAXPAYER IDENTIFICATION NUMBER AND BACKUP WITHHOLDING.

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Print or type

See Specific Instructions on page 2.

Form W-9 (Rev. December 2011) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give Form to the requester. Do not send to the IRS.

Name (as shown on your income tax return)

Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification:
☐ Individual/sole proprietor	☐	C Corporation	☐	S Corporation	☐	Partnership	☐	Trust/estate
☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶									☐	Exempt payee
☐ Other (see instructions) ▶

Address (number, street, and apt. or suite no.)

Requester’s name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on the “Name” line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number

	–	–

Employer identification number

–

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien,

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

• An estate (other than a foreign estate), or

• A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

Cat. No. 10231X	Form W-9 (Rev. 12-2011)

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Form W-9 (Rev. 12-2011)	Page 2

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

• The U.S. owner of a disregarded entity and not the entity,

• The U.S. grantor or other owner of a grantor trust and not the trust, and

• The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see Special rules for partnerships on page 1.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name/disregarded entity name” line.

Partnership, C Corporation, or S Corporation. Enter the entity’s name on the “Name” line and any business, trade, or “doing business as (DBA) name” on the “Business name/disregarded entity name” line.

Disregarded entity. Enter the owner’s name on the “Name” line. The name of the entity entered on the “Name” line should never be a disregarded entity. The name on the “Name” line must be the name shown on the income tax return on which the income will be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a domestic owner, the domestic owner’s name is required to be provided on the “Name” line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on the “Business name/disregarded entity name” line. If the owner of the disregarded entity is a foreign person, you must complete an appropriate Form W-8.

Note. Check the appropriate box for the federal tax classification of the person whose name is entered on the “Name” line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the “Name” line is an LLC, check the “Limited liability company” box only and enter the appropriate code for the tax classification in the space provided. If you are an LLC that is treated as a partnership for federal tax purposes, enter “P” for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter “C” for C corporation or “S” for S corporation. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the “Name” line) is another LLC that is not disregarded for federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the “Name” line.

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Form W-9 (Rev. 12-2011)	Page 3

Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name/ disregarded entity name” line.

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the “Exempt payee” box in the line following the “Business name/disregarded entity name,” sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 9
Broker transactions	Exempt payees 1 through 5 and 7 through 13. Also, C corporations.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 5
Payments over $600 required to be reported and direct sales over $5,000 [1]	Generally, exempt payees 1 through 7 [2]

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]

However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on page 2), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, below, and items 4 and 5 on page 4 indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the “Name” line must sign. Exempt payees, see Exempt Payee on page 3.

Signature requirements. Complete the certification as indicated in items 1 through 3, below, and items 4 and 5 on page 4.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

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Form W-9 (Rev. 12-2011)	Page 4

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

	For this type of account:	Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
	b. So-called trust account that is not a legal or valid trust understate law	The actual owner [1]
5.	Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
	For this type of account:	Give name and EIN of:
7.	Disregarded entity not owned by an individual	The owner
8.	A valid trust, estate, or pension trust	Legal entity [4]
9.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership
12.	A broker or registered nominee	The broker or nominee
13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]

You must show your individual name and you may also enter your business or “DBA” name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]

List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1.

*Note. Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

• Protect your SSN,

• Ensure your employer is protecting your SSN, and

• Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

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Questions and requests for assistance may be directed to the Information Agent at the address and telephone number set forth below. Requests for additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery and other related materials may be obtained from the Information Agent. Stockholders also may contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the Offer.

The Information Agent for the Offer is:

Georgeson Inc.

199 Water Street – 26th Floor

New York, New York 10038

Banks and Brokers call (212) 440-9800

All others call Toll-Free (800) 868-1391

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